ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made this 24 day of April, 2024 and effective on or around May 1, 2024, the specific date to be confirmed by the parties at a subsequent date (the “Effective Date”), by and between (I) Credit Suisse Securities (USA) LLC, a Delaware limited liability company (“Current Distributor”) and UBS Asset Management (US) Inc. a Delaware corporation (“New Distributor”) with respect to the second through fifth agreements enumerated on Exhibit A hereto and (2) (a) Current Distributor and New Distributor and (b) Credit Suisse Asset Management, LLC, a Delaware limited liability company (“Current Advisor/Administrator”) and UBS Asset Management (Americas) LLC, a Delaware limited liability company (“New Advisor/Administrator”) with respect to the first agreement enumerated on Exhibit A hereto.

BACKGROUND

A WHEREAS, Current Distributor (or any of its legal predecessors); Current Advisor/Administration, Credit Suisse Trust; and NORTHWESTERN MUTUAL INVESTMENT SERVICES, LLC and NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY (collectively, “Northwestern Mutual”) have entered into certain of agreements as set forth on Exhibit A, attached hereto (each an “Agreement” and collectively, the “Agreements”) related to the sale of shares of certain registered open-end management investment companies (the “Funds”) and servicing of Northwestern Mutual’s clients invested therein;

B. WHEREAS, the Funds have determined to retain (1) New Distributor in lieu of Current Distributor as their principal underwriter as of the Effective Date and (2) New Advisor/Administrator in lieu of Current Advisor/Administrator as their investment adviser and administrator as of the Effective Date; and

C WHEREAS, certain of the Agreements may provide that they may not be assigned without the prior written consent of Northwestern Mutual,

D. WHEREAS, for the avoidance of doubt, Credit Suisse Trust is remaining a party to the first agreement enumerated on Exhibit A hereto, and its rights and obligations are not being assigned hereby.

NOW, THEREFORE, in consideration of the mutual agreements, promises and covenants contain herein, and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENT

1. Assignment and Delegation. As of the Effective Date:

a)

Current Distributor hereby assigns the second through fifth agreements enumerated on Exhibit A to New Distributor and further transfers, conveys and delegates to New Distributor all of Current Distributor’s rights in and obligations under the Agreements, except those liabilities, if any, arising from Current Distributor’s provision of services under the Agreements prior to the date hereof for which Current Distributor shall remain directly and solely liable and

b)

Each of Current Distributor and Current Investment Advisor/Administrator hereby assigns the first Agreement enumerated on Exhibit A to New Distributor and New Investment Advisor/Administration, respectively, and further transfers, conveys and delegates to New Distributor and New Investment Advisor/Administrator,

respectively, all of such party’s rights in and obligations under such Agreement, except those liabilities, if any, arising from each such respective party’s provision of services under such Agreement prior to the date hereof for which such predecessor party shall remain directly and solely liable.

2. Assumption As of the Effective Date:

a)

With respect to the second through fifth agreements enumerated on Exhibit A, New Distributor hereby (a) accepts the foregoing assignment and delegation and undertakes, assumes and becomes directly and solely responsible for, and agrees to pay and perform all obligations incidental to the Agreements, except those liabilities, if any, arising from Current Distributor’s provision of services under the Agreements prior to the date hereof, and (b) releases Current Distributor from those liabilities arising from New Distributor’s provision of services under the Agreements from and after the date hereof and

b)

With respect to the first agreement enumerated on Exhibit A, each of New Distributor and New Investment Advisor/Administrator, respectively, hereby (a) accepts the foregoing assignment and delegation and undertakes, assumes and becomes directly and solely responsible for, and agrees to pay and perform all obligations incidental to such Agreement, except those liabilities, if any, arising from Current Distributor’s or Current Investment Advisor/Administrator’s, respectively, provision of services under such Agreement prior to the date hereof, and (b) releases Current Distributor and Current Investment Advisor/Administrator, respectively, from those liabilities arising from New Distributor’s or New Investment Advisor/Administrator’s, respectively, provision of services under such Agreement from and after the date hereof.

3. Further Undertaking. New Distributor and/or New Investment Advisor/Administrator, as applicable, will, from time to time, at the reasonable request of the Current Distributor and/or Current Investment Advisor/Administrator, as applicable, execute and deliver of cause to be executed and delivered, such other instruments, notices, documents and agreements and do all such further acts as the Current Distributor and/or Current Investment Advisor/Administrator, as applicable, reasonably may require for the effective confirmation and consummation of the assumption by the New Distributor and/or New Investment Advisor/Administrator, as applicable, of their respective Agreements.

4. Ratification. Except as specifically stated in this Assignment, all of the terms and conditions of the Agreements are hereby ratified and confirmed in all respects.

5. Counterparts This Assignment may be executed in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument

IN WITNESS WHEREOF, this Assignment has been duly executed by the parties hereto as of the date fist above written.

UBS ASSET MANAGEMENT (US) INC.		CREDIT SUISSE SECURITIES (USA) LLC

By:		By:

Name:	Keith A. Weller	Name:	Omar Tariq

Title:	Executive Director and Deputy General Counsel	Title:	Director

Date	4 - 24 - 24	Date:	April 24, 2024

CREDIT SUISSE ASSET MANAGEMENT, LLC (only with respect to Agreement #1 on Exhibit A)

By:		By:

Name:	John Chalice	Name:	Omar Tariq

Title:	Director	Title:	Director

Date:	April 24, 2024	Date:	April 24, 2024

UBS ASSET MANAGEMENT (AMERICAS) LLC (only with respect to Agreement #1 on Exhibit A)

By:

Name:	Keith A.Weller

Title:	Executive Director and Deputy General Counsel

Date:	4 - 24 - 24

By:

Name:	John Challice

Title:	Director

Date:	April 24, 2024

Acknowledged, agreed, and consented to (only with regard to the Agreement(s) to which it is a party, as indicated on Exhibit A):

CREDIT SUISSE TRUST

By:
Name:	Omar Tariq

Title:	Director

Date:	April 24, 2024

NORTHWESTERN MUTUAL INVESTMENT SERVICES, LLC		NORTHWESTER MUTUAL LIFE INSURANCE COMPANY

By:		By:

Name:	Sarah Schneider	Name:	Jason Handal

Title:	President & Chief Executive Officer	Title:	Vice President

Date:	4/23/2024	Date:	4/23/2024

EXHIBIT A

1.

Fund Participation Agreement – between Northwestern Mutual Life Insurance Company, Credit Suisse Securities (USA) LLC, Credit Suisse Trust, and Credit Suisse Asset Management, LLC – dated September 27, 2013.

2.	Rule 22c-2 Shareholder Information Access Agreement between Northwestern Mutual Life Insurance Company and Credit Suisse Securities (USA) LLC – dated September 27, 2013.

3.	Administrative Services Agreement between Northwestern Mutual Life Insurance Company and Credit Suisse Securities (USA) LLC – dated October 1, 2013.

4.	Services Agreement between Northwestern Mutual Investment Services, LLC and Credit Suisse Securities (USA) LLC – dated October 1, 2013.

5.	Distribution-Related Agreement Northwestern Mutual Investment Services, LLC and Credit Suisse Securities (USA) LLC – dated October 1, 2013.